As filed with the Securities and Exchange Commission on January 19, 2012

Registration Statement No. 333-134136

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-134136

UNDER

THE SECURITIES ACT OF 1933

ADVANCED ANALOGIC

TECHNOLOGIES INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0462930
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

3230 Scott Boulevard

Santa Clara, California 95054

(Address of Principal Executive Offices)

2005 Equity Incentive Plan

2005 Employee Stock Purchase Plan

(Full Title of the Plan)

Mark V. B. Tremallo

Vice President, General Counsel and Secretary

Skyworks Solutions, Inc.

20 Sylvan Road

Woburn, Massachusetts 01801

(949) 231-4700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Rod J. Howard, Esq.

Wilmer Cutler Pickering Hale and Dorr, LLP

950 Page Mill Road

Palo Alto, California 94304

650-858-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “accelerated filer”, “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-134136) of Advanced Analogic Technologies Incorporated (the “AATI”), pertaining to the registration of 1,419,977 shares of AATI’s common stock, $0.001 par value per share (“Common Stock”), consisting of (i) 1,294,977 shares issuable under AATI’s 2005 Equity Incentive Plan and (ii) 125,000 shares issuable under AATI’s 2005 Employee Stock Purchase Plan, which was filed with the Securities and Exchange Commission (the “Commission”) on May 15, 2006.

Pursuant to an Agreement and Plan of Merger, dated as of May 26, 2011, among Skyworks Solutions, Inc., a Delaware Corporation (“Skyworks”), PowerCo Acquisition Corp., a Delaware Corporation and wholly owned subsidiary of Skyworks (“Merger Sub”) and AATI, as amended by Amendment No. 1 thereto, dated November 30, 2011, Merger Sub was merged with and into AATI (the “Merger”), with AATI continuing as the surviving corporation. The Merger became effective on January 10, 2012.

In connection with the closing of the Merger, the offerings pursuant to the Registration Statement have been terminated. In accordance with undertakings made by AATI in the Registration Statement to remove from registration, by means of post-effective amendments, any of the securities that remain unsold at the termination of the offering, AATI hereby removes from registration the shares of Common Stock registered but not sold under the Registration Statement.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, State of Massachusetts, on January 19, 2012.

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

By:	/s/ David J. Aldrich
Name:	David J. Aldrich
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the registration statement on Form S-8 has been signed below by the following persons in the capacities indicated on January 19, 2012.

SIGNATURE	TITLE

/s/ David J. Aldrich	David J. Aldrich
Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ Donald W. Palette	Donald W. Palette
Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)

/s/ Liam Griffin	Liam Griffin
Director

/s/ Mark V.B. Tremallo	Mark V.B. Tremallo
Director